JOHN S. DOWLING & COMPANY


Board of Directors
St. Landry Financial Corporation
459 East Landry Street
Opelousas, Louisiana  70570

Members of the Board:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of St. Landry Financial Corporation (the "Company") of our report on the financial statements included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996 filed pursuant to the Securities and Exchange Act of 1934, as amended.


                                                   /S/ JOHN S. DOWLING & COMPANY

Opelousas, Louisiana
December 19, 1996